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                                                                  Exhibit 99(i)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement no. 333-87529 of Dominion Resources, Inc. on Form S-8 of our report dated May 9, 2000, appearing in this Annual Report on Form 11-K of Dominion Resources, Inc. Employee Savings Plan for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
Richmond, Virginia
May 19, 2000